Intermediate Bond Fund of America

August 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$80,646
Class B	$140
Class C	$850
Class F1	$6,677
Class F2	$4,016
Total	$92,329
Class 529-A	$4,457
Class 529-B	$13
Class 529-C	$343
Class 529-E	$174
Class 529-F1	$1,056
Class R-1	$57
Class R-2	$666
Class R-2E	-
Class R-3	$1,459
Class R-4	$1,485
Class R-5	$566
Class R-6	$18,840
Total	$29,116

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.1739
Class B	$0.0736
Class C	$0.0671
Class F1	$0.1677
Class F2	$0.2056
Class 529-A	$0.1609
Class 529-B	$0.0562
Class 529-C	$0.0573
Class 529-E	$0.1309
Class 529-F1	$0.1915
Class R-1	$0.0678
Class R-2	$0.0665
Class R-2E	-
Class R-3	$0.1278
Class R-4	$0.1709
Class R-5	$0.2115
Class R-6	$0.2190

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	464,213
Class B	1,361
Class C	10,733
Class F1	23,351
Class F2	39,963
Total	539,621
Class 529-A	27,057
Class 529-B	153
Class 529-C	5,577
Class 529-E	1,297
Class 529-F1	5,464
Class R-1	809
Class R-2	9,442
Class R-2E	1
Class R-3	11,294
Class R-4	8,242
Class R-5	1,784
Class R-6	123,231
Total	194,351

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$13.56
Class B	$13.56
Class C	$13.56
Class F1	$13.56
Class F2	$13.56
Class 529-A	$13.56
Class 529-B	$13.56
Class 529-C	$13.56
Class 529-E	$13.56
Class 529-F1	$13.56
Class R-1	$13.56
Class R-2	$13.56
Class R-2E	$13.56
Class R-3	$13.56
Class R-4	$13.56
Class R-5	$13.56
Class R-6	$13.56